Exhibit 99.1

For Information
Brent A. Collins
303-861-8140
FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES SECOND QUARTER 2008 EARNINGS
CONFERENCE CALL

DENVER – July 8, 2008 – St. Mary Land & Exploration Company (NYSE: SM) is scheduled to release second quarter 2008 earnings after the close of trading on the NYSE on August 4, 2008.  The teleconference call to discuss second quarter results is scheduled for August 5, 2008, at 8:00 am (Mountain Time).  The call participation number is 888-424-5231.  A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through August 19, 2008, at 800-642-1687, conference number 55279667.  International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 55279667.  In addition, the call will be broadcast live at St. Mary’s website at www.stmaryland.com and the press release will be available before the call at www.stmaryland.com under “News – Press Releases.”  An audio recording of the conference call will be available at that site through August 19, 2008.